EXHIBIT 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made and entered into as of September 30, 2003 (“Effective Date”) by and between ICG Telecom Group, Inc., a Colorado corporation having an office at 161 Inverness Drive West, Englewood, Colorado 80112 (“ICG”) and Qwest Services Corporation, a Colorado corporation having an office at 1801 California Street, Denver Colorado 80202, (“QSC”) and its wholly owned subsidiaries Qwest Communications Corporation, a Delaware corporation having an office at 700 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202 (“QCC”) and Qwest Corporation, a Colorado corporation having an office at 1801 California Street, Denver Colorado 80202 (“QC”). Each of ICG, QSC, QCC and QC is sometimes referred to herein as a “Party”, and together are sometimes referred to as the “Parties.”

RECITALS

WHEREAS, ICG and QCC have entered into the following service agreements, as amended, pursuant to which ICG provides telecommunications services (the “Services”) to QCC and QCC purchases such services from ICG (the “Service Agreements”):

1.	Amended and Restated Private Label Remote Access Services Agreement dated as of July 1, 2003,

2.	Amended and Restated Remote Access Services Agreement dated as of July 3, 2001,

3.	Primary Rate Interface Agreement dated as of July 3, 2001,

4.	Second Primary Rate Interface Agreement dated as of June 1, 2003, and

WHEREAS, QCC desires to terminate the Service Agreements, and

WHEREAS, ICG is willing to allow termination of the Service Agreements pursuant to the terms of this Agreement, and

WHEREAS, in addition to terminating the Service Agreements, ICG and QSC desire to settle the following other disputes:

1.	a dispute between ICG and QC and/or its affiliates regarding each Party’s liability to pay the other Party reciprocal compensation for internet bound traffic terminated by either party prior to the Effective Date (the “ISP Dispute”) (for avoidance of doubt, liability to pay reciprocal compensation for internet bound traffic terminated after the Effective Date is not addressed in this Agreement),

2.	a dispute regarding QCC’s assertion that ICG owes QCC approximately $4,900,000 for certain OC-12 circuits provided by Qwest to ICG pursuant to the IRU Agreement between ICG and QCC dated June 25, 1999, as amended, and ICG denies such assertion (the “OC-12 Dispute”),

3.	a dispute under which ICG and QC each assert that the other Party owes it for SS7 access services provided for the period through and including the effective date of ICG’s revised tariff which will mirror the Qwest tariff with regard to such SS7 access services (the “SS7 Dispute”),

4.	a dispute concerning the timing of the transfer to QCC of all the equipment used by ICG to provide the Services to QCC pursuant to a previous agreement between ICG and QCC, and

WHEREAS, ICG, QSC, QCC and QC desire to terminate the Service Agreements and settle the other issues listed in these Recitals as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, QSC, QCC, QC and ICG agree as follows:

1.	Cash Payments. Within three (3) days of execution of this Agreement, QSC shall pay ICG the amount set forth in Exhibit A hereto (the “Settlement Amount”). QSC shall wire the Settlement Amount to ICG pursuant to wire instructions provided by ICG.

2.	Termination Of Service Agreements. Upon ICG’s receipt of the Settlement Amount, the Service Agreements shall terminate and QCC shall no longer be required to pay ICG for the Services under the Service Agreements. All amounts withheld by QCC from previous payments made to ICG associated with the Service Agreements as a result of billing disputes or otherwise associated with the Service Agreements may be retained by QCC. Except as set forth in paragraph 3 below, ICG shall no longer be required to provide the Services to Qwest. For avoidance of doubt, ICG shall be allowed to immediately terminate the Services, other than the Transition Services, without liability to QCC or any third party. QCC agrees to indemnify and hold ICG harmless from any claims losses or expenses from Qwest’s customers or partners or any other party affected by the loss of service resulting from the terminations except to the extent such services are part of the Transition Services or the loss of service is caused by ICG’s negligence or intentional misconduct.

In addition, the parties acknowledge that pursuant to the terms of an ICG/QCC/QC Settlement Agreement dated July 3, 2001 (the “Bankruptcy

Settlement Agreement”), approved by the court in ICG’s bankruptcy case, the equipment as defined in the Bankruptcy Settlement Agreement currently being used by ICG to provide services to QCC under the Services Agreements as defined in Section 4 of the Bankruptcy Settlement Agreement is to be transferred to Qwest once certain liens encumbering the equipment are released. Within thirty (30) days of ICG’s receipt of the Settlement Amount, ICG will transfer title to the equipment to QCC free and clear of any and all liens in accordance with the terms of the Bankruptcy Settlement Agreement.

3.	Transition Services. ICG agrees to provide QCC with the Services (the “Transition Services”) for the period of time and in the locations as set forth in Exhibit B (the “Transition Period”) in order that QCC shall be able to transition such services to another service provider. ICG shall not charge QCC for the Transition Services during the Transition Period. Upon expiration of the applicable periods set forth in Exhibit B, ICG may terminate the corresponding Transition Services without liability to QCC or any third party and QCC agrees to reimburse ICG for any expenses incurred by ICG as a result of a QCC request to extend the Transition Services beyond the Transition Period. QCC and ICG agree that the Transition period shall terminate if (i) ICG procures an alternate supplier for the Transition Services which can meet the established SLA provisions at a reasonable commercial rate to QCC; or (ii) ICG is able to transfer space and power, and transport agreements to QCC such that QCC is able to provide the Transition Services for itself. QCC agrees to indemnify and hold ICG harmless from any claims, losses or expenses from QCC’s customers or partners or any other party affected by the loss of service resulting from the proper termination of the Transition Services except to the extent caused by ICG’s negligence or intentional misconduct. The Parties agree that if QCC is unable to complete its transition by the end of the Transition Period, ICG will make commercially reasonable efforts to make the Transition Services for the remaining ports available to QCC at a commercially reasonable rate taking into consideration ICG’s reasonable costs in providing such services, ICG’s charges to other similar customers, and other relevant factors. Moreover, in the event ICG desires to discontinue providing service in a particular location wherein Transition Services are provided (the “Discontinued Services”), ICG shall promptly inform QCC. If requested by QCC, ICG will negotiate in good faith to sell, assign or otherwise transfer the facilities, leases, equipment, customers and/or contracts directly related to the Discontinued Services to QCC. The Transition Services shall be subject to the same terms and conditions as are set forth in the appropriate Service Agreement with regard to service level requirements and remedies for violations thereof. The parties acknowledge that QCC currently leases digital transmission capacity from ICG under the Capacity Lease Agreement between ICG and QCC dated June 25, 1999, as amended (the “Capacity Lease Agreement”) and that in the event QCC is entitled to any credits as a result of ICG’s violation of such service level requirements, such credits shall be applied against amounts QCC is required to pay ICG under the Capacity Lease Agreement. ICG shall use reasonable efforts to provide the Transition Services in a workman like manner and in accordance with industry standards.

4.	Reciprocal Compensation. ICG and its affiliated companies hereby agree to immediately dismiss with prejudice the following actions: (1) ICG Telecom Group, Inc. v. Qwest Corporation, et al., Civil Action No. 00-D-2138, filed in the United States District Court for the District of Colorado; and (2) ICG Telecom Group, Inc. v. Qwest Corporation, et al., Case No. 00-CV-8487 filed in the District Court for the City and County of Denver, State of Colorado, regarding claims ICG may have against Qwest for reciprocal compensation based on internet bound traffic. ICG further agrees not to bring any such claims in the future before any state or federal utility commission or any court in any jurisdiction with regard to reciprocal or other payment of compensation related to internet bound traffic terminated on or before the Effective Date

5.	Mutual Release

a. Release by Qwest. In exchange for the consideration and mutual covenants set forth herein, QSC, QCC and QC for themselves and their parents, subsidiaries, affiliates, principals, officers, directors, employees, agents, representatives, predecessors, successors and assigns (collectively, the “Qwest Affiliated Persons”), do hereby voluntarily and knowingly, unconditionally and absolutely, release and forever discharge ICG and its parents, subsidiaries, affiliates, principals, officers, directors, employees, agents, representatives, predecessors, successors and assigns (collectively, the “ICG Affiliated Persons”) from any and all claims, complaints, charges, liabilities, obligations, debts, demands, damages, losses, costs, expenses, grievances, rights of action, causes of action and suits of any kind or character whatsoever, at law or in equity, whether known or unknown, discovered or undiscovered, suspected or unsuspected (collectively, “Claims”), against ICG or any of the ICG Affiliated Persons arising from, related to or in connection with (i) the Service Agreements (except in conjunction with the Transition Services, which are governed by paragraphs 1 and 3 hereof); (ii) the ISP Dispute; (iii) the OC-12 Dispute; or (iv) the SS7 Dispute (except as otherwise expressly set forth herein). Excluded from this release are Claims relating to (A) the enforcement of any provision of this Settlement Agreement (including all attached Exhibits, as executed), (B) any claims associated with the SS7 Dispute arising after the effective date of ICG’s revised tariff which will mirror the Qwest tariff with regard to such SS7 access services; and (C) any claims related to the Transition Services arising after the Effective Date.

b. Release by ICG. In exchange for the consideration and mutual covenants set forth herein, ICG, for itself and the ICG Affiliated Persons, does hereby voluntarily and knowingly, unconditionally and absolutely, release and forever discharge QSC, QCC, QC and the Qwest Affiliated Persons from any and all Claims against QSC, QCC, QC or any of the Qwest Affiliated Persons arising from, related to or in connection with (i) the Service Agreements (except in conjunction with the Transition Services, which are governed by paragraphs 1 and 3 hereof); (ii) the ISP Dispute; (iii) the OC-12 Dispute; or (iv) the SS7 Dispute (except as otherwise expressly set forth herein). Excluded from this release are

Claims relating to (A) the enforcement of any provision of this Settlement Agreement (including all attached Exhibits, as executed), (B) any claims associated with the SS7 Dispute arising out of service occurring after the effective date of ICG’s revised tariff which will mirror the Qwest tariff with regard to such SS7 access services; and (C) any claims related to the Transition Services arising after the Effective Date; Further, after due inquiry, ICG hereby represents that, as of the date of execution hereof, ICG is unaware of any facts that could give rise to a claim of any kind against QSC, QCC, QC or the Qwest Affiliated Persons, except potential claims against QC for reciprocal compensation for the exchange of local traffic in Colorado and for intra-state access charges for the termination of intra-LATA toll traffic in Colorado.

6.	Mutual Cooperation. QSC, QCC, QC and ICG agree to reasonably cooperate with each other in effectuating the actions contemplated in paragraphs 3, 4, and 5, above, including, without limitation, executing documents reasonably necessary to accomplish such actions

7.	Nondisclosure. Each Party agrees not to disclose the terms or existence of this Settlement Agreement (including all Exhibits hereto), the events leading up to the negotiation and execution of this Settlement Agreement (including all Exhibits hereto), or any fact concerning the negotiation, execution or implementation of this Settlement Agreement (including all Exhibits hereto) (the “Confidential Information”) to any third party; provided, however, that (a) the Parties may disclose the Confidential Information to their officers, directors, employees, attorneys, lenders, investors and financial advisors on a “need to know” basis, and (b) the Parties may disclose the Confidential Information as required by law, statute or regulation, or in conjunction with a valid and effective subpoena or order issued by a court of competent jurisdiction or by a governmental body, either before or after consummation of this Settlement Agreement.

8.	Representations. Each Party represents and warrants to the other that: (a) it has the right to enter into this Agreement and to fully perform and fulfill the obligations and requirements for each transaction contemplated thereby; and (b) neither the performance of its services, its consummation of any transactions, nor its fulfillment of any obligations under this Agreement are in conflict with or violate the rights of any third party, or any legal obligation, law or regulation or any other agreements or obligations by which it is or may be bound.

9.	Modification: Amendment; Waiver. No modification, course of conduct, amendment, supplement to or waiver of this Agreement shall be binding upon the parties unless made in writing and duly signed by both parties. At no time shall any failure or delay by either Party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same. No effective waiver of any right hereunder shall be construed to be a waiver of any other right.

10.	Notices. All notices shall be in writing and either delivered personally or mailed, first class mail and postage prepaid. All notices shall be sent as follows:

                   If to Qwest:

                                      Qwest Services Corporation
                                      1801 California Street
                                      Denver, Colorado 80202
                                      Attn: Treasurer

                   With a copy to:

                                      Qwest Services Corporation
                                      1801 California Street
                                      Denver, Colorado 80202
                                      Attn: General Counsel

                   If to ICG:

                                      ICG Telecom Group, Inc.
                                      161 Inverness Drive West
                                      Englewood, Colorado 80112
                                      Attention: Executive Vice President Operations, CTO

                   With a copy to:

                                      ICG Telecom Group, Inc.
                                      161 Inverness Drive West
                                      Englewood, Colorado 80112
                                      Attention: General Counsel

,or to such other address as a Party may notify the other Party in writing from time to time.

11.	Governing Law. In all respects this Agreement shall be governed by the substantive laws of the State of Colorado without regard to conflict of law principles. Any dispute arising out of or relating to this Agreement which has not been resolved by negotiation shall be settled by arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. §. 1 et seq.. The arbitration shall be conducted in accordance with the JAMS Comprehensive Arbitration Rules. In the event the parties cannot reach agreement on the selection of an arbitrator, either party may commence the arbitration process by filing a written demand for arbitration with JAMS, with a copy to the other party. The written demand for arbitration called for by this paragraph shall contain sufficient detail regarding the party’s claims to permit the other party to understand the claims and identify witnesses and relevant documents. The arbitrator may, upon good cause shown, expand the discovery permitted by the JAMS rules and enlarge any applicable deadlines. The arbitrator may decide a motion for summary disposition of claims or issues, either by agreement of all interested parties or at the request of one party, provided other interested parties have reasonable notice to respond to the request. The arbitrator shall not be empowered to award, nor shall any party be entitled to receive, punitive, incidental, consequential, exemplary, reliance or special damages, including damages for lost profits. The arbitrator’s decision shall follow the plain meaning of the Agreement and shall be final, binding, and enforceable in a court of competent jurisdiction. The arbitrator shall issue an award no later than 60 days after the commencement of the arbitration hearing unless the parties agree otherwise. Each party shall bear its own costs and attorneys’ fees and shall share equally in the fees and expenses of the arbitrator. The arbitration proceedings shall occur in the Denver, Colorado metropolitan area. Should it become necessary to resort to court proceedings to enforce a party’s compliance with the dispute resolution process set forth herein, and the court directs or otherwise requires compliance herewith, then all of the costs and expenses, including its reasonable attorneys fees, incurred by the party requesting such enforcement shall be reimbursed by the non-complying party to the requesting party.

12.	Successors. This Agreement shall inure to the benefit of and be binding on the parties, and their heirs, successors, assigns and legal representatives, but nothing contained in this section shall be construed to permit an assignment or other transfer except as specifically provided herein.

13.	Entire Agreement. This Agreement is comprised of this Agreement and any Attachments and Schedules specified hereunder or executed by the parties pursuant to this Agreement; and any such Attachments or Schedules are incorporated by this reference and shall constitute a part of this Agreement as if fully set forth herein. This Agreement constitutes the entire agreement between the parties and supersedes all previous agreements, promises, proposals, representations, understandings and negotiations, whether written or oral, between the parties respecting the subject matter hereof.

14.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement.

ICG Telecom Group, Inc.

By	/s/ BERNARD ZUROFF

Name	Bernard Zuroff

Title

Date	September 30, 2003

Qwest Communications Corporation:

By	/s/ THOMAS GILLETT

Name	Thomas Gillett

Title

Date	September 30, 2003

Qwest Services Corporation :

By	/s/ OREN SHAFFER

Name	Oren Shaffer

Title

Date	September 30, 2003

Qwest Corporation :

By	/s/ OREN SHAFFER

Name	Oren Shaffer

Title

Date	September 30, 2003